Exhibit 99.1
Contacts:
Broadgate Consultants, LLC
Alan H. Oshiki
(212) 232-2222
aoshiki@broadgate.com
Tarragon Corporation
William S. Friedman
(212) 949-5000
wfriedman@tarragoncorp.com
Tarragon Corporation Announces First Quarter
2008 Financial Results

NEW YORK CITY, May 27, 2008 — Tarragon Corporation (Nasdaq: TARR), a leading developer of multifamily housing for rent and for sale, today announced its financial results for the first quarter ended March 31, 2008. Additional details about the Company’s performance are available in its quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission today. Comparable figures from the first quarter of 2007 are provided for reference; however, direct comparisons are not necessarily meaningful due to the Company’s significant sales of properties during 2007 and the overall impact of the housing market on Tarragon’s business and results of operations.
First Quarter Financial Results
     The Company reported a net loss for the first quarter of 2008 of $8.8 million, or ($0.32) per diluted share, compared to a net loss of $4.2 million, or ($0.16) per diluted share, in the first quarter of 2007.

     Included in the first quarter of 2008 net loss were pre-tax impairment charges, write-offs, and gross margin adjustments totaling $13.1 million, a pre-tax net loss on debt restructuring of $3.5 million, and income from discontinued operations of $7.4 million related to gains on sales of two apartment communities and one shopping center.
     Loss from continuing operations was $16.2 million in the first quarter of 2008, or ($0.58) per diluted share, compared to a loss of $2.7 million, or ($0.10) per diluted share in the same period of 2007.
     Consolidated revenue for the first quarter of 2008 was $164.8 million, compared with consolidated revenue of $145.7 million in the same period of 2007. Homebuilding sales, including revenue from unconsolidated properties, were $154.0 million in the first quarter of 2008, compared to $130.5 million in the first quarter of 2007.
Sales, Orders and Backlog
     In the first quarter of 2008, the Company wrote 168 net new orders totaling $45.5 million compared with 283 net new orders totaling $84.7 million for the same period in 2007. The Company delivered 186 homes in the first quarter 2008 for $39.9 million compared with 337 homes for $82.2 million in the first quarter of 2007.
Active Projects/Development Pipeline
     At March 31, 2008, Tarragon’s active development projects (including backlog) totaled 1,246 homes in 14 communities, representing approximately $425 million in projected future revenue, compared to 3,811 homes in 33 communities representing about $1.3 billion in projected future revenue at March 31, 2007.
     The Company’s development pipeline, comprised of sites owned or controlled by the Company not yet included in active developments, totaled approximately 2,265 homes in 12 communities at March 31, 2008. The Company continues to review its pipeline projects for feasibility under current market conditions.
Investment Division
     For the first quarter of 2008, Investment Division net operating income decreased 29.2 percent to $9.8 million from $13.8 million in the same period of 2007. Same store net operating income decreased 4.1 percent. Average same store occupancy during the first quarter of 2008 was 92.9 percent, down from 93.4 percent in the same period of 2007. The Company intends to contribute most of the Investment Division apartment communities to the previously announced real estate joint venture with Northland Investment Corporation upon the formation of the joint venture.
Outlook and Strategy
     The Company’s strategy for 2008 includes a continued focus on repayment of development and condominium conversion-related debt through reduction of real estate inventory and sales of investment properties. By the end of 2008, the Company expects to have reduced condominium conversion-related debt to approximately $27 million. Tarragon also plans to continue its strategy of building high quality rental properties for sale to long-term investors. As part of this strategy, Tarragon in February 2008 closed on the sale of 1000 Jefferson, a 217-unit luxury rental building located in Hoboken, New Jersey for a sales price of $116.2 million. Tarragon also intends to continue to pursue strategic developments or ventures with financially strong partners as such opportunities become available.

About Tarragon Corporation
Tarragon Corporation is a leading developer of multifamily housing for rent and for sale. The Company’s operations are concentrated in the Northeast, Florida, Texas and Tennessee. To learn more about Tarragon Corporation, visit: www.tarragoncorp.com
Forward-looking Statements
Information in this press release includes “forward-looking statements” made pursuant of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are based on management’s expectations, estimates, projections and assumptions. Words such as “may,” “expects,” “anticipates,” “intends,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to statements regarding the Company’s outlook and strategy, expectations regarding the Company’s ability to reduce development and condominium conversion-related debt and trends and conditions in the markets in which the Company operates. Actual results and the timing of certain events could differ materially from those projected or contemplated by these forward-looking statements due to a number of factors, including conditions in the homebuilding industry, the satisfaction of the conditions to formation of the joint ventures with Northland Investment Corporation, the Company’s ability to identify and enter into suitable developments or ventures with financially strong partners, the residential real estate and mortgage markets and the capital and financial markets generally, business opportunities that may be available to Tarragon, general economic conditions, interest rates and other risk factors outlined in Tarragon’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2007 and any subsequently filed Quarterly Reports on Form 10-Q. Tarragon assumes no responsibility to update forward-looking information contained in this press release.
TARR-E

TABLES FOLLOW
# # #

TARRAGON CORPORATION
FINANCIAL HIGHLIGHTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31,
	2008	2007
Revenue	$164,779	$145,678

Expenses	158,314	138,258

Other income and expenses:
Equity in income (loss) of partnerships and joint ventures	(114)	291
Minority interests in income of consolidated partnerships and joint ventures	(8,166)	(668)
Interest income	271	180
Interest expense	(14,602)	(13,008)
Gain on sale of real estate	—	398
Net loss on extinguishment of debt	—	(1,422)
Net loss on debt restructuring	(3,489)	—
Provision for litigation, settlements, and other claims	(616)	—

Loss from continuing operations before income taxes	(20,251)	(6,809)
Income tax benefit	4,082	4,144

Loss from continuing operations	(16,169)	(2,665)
Discontinued operations, net of income tax (expense) benefit
Loss from operations	(628)	(1,580)
Gain on sale of real estate	8,034	—

Net loss	(8,763)	(4,245)
Dividends on cumulative preferred stock	(391)	(376)

Net loss allocable to common stockholders	$(9,154)	$(4,621)

Loss per common share — basic and diluted
Loss from continuing operations allocable to common stockholders	$(0.58)	$(0.10)
Discontinued operations	0.26	(0.06)

Loss allocable to common stockholders	$(0.32)	$(0.16)

Development
Operating Statements

	For the Three Months Ended March 31,
	2008		2007
Sales revenue	$153,953	100%	$130,526	100%
Cost of sales	(128,286)	(83%)	(122,592)	(94%)

Gross profit on sales	25,667	17%	7,934	6%

Minority interests in sales of consolidated partnerships and joint ventures	(8,828)	(6%)	(668)	(1%)
Outside partners’ interests in sales of unconsolidated partnerships and joint ventures	252	—	(225)	—
Overhead costs associated with investment in joint ventures	—	—	(64)	—
Performance-based compensation related to projects of unconsolidated partnerships and joint ventures	—	—	(14)	—

	17,091	11%	6,963	5%

Other income and expenses:
Impairment charges	(13,483)	(9%)	—	—
Interest expense	(5,379)	(3%)	(2,312)	(2%)
Net income from rental operations	65	—	309	—
Taxes, insurance, and other carrying costs	(1,296)	(1%)	(267)	—
General and administrative expenses	(7,533)	(5%)	(5,236)	(4%)
Other corporate items	6	—	117	—
Provision for litigation, settlement, and other claims	(487)	—	—	—
Loss on extinguishment of debt	—	—	(1,414)	(1%)
Loss on debt restructuring	(4,445)	(3%)	—	—

Loss before income taxes	(15,461)	(10%)	(1,840)	(2%)

Income tax benefit	—	—	704	—

Net income (loss)	$(15,461)	(10%)	$(1,136)	(2%)

Reconciliation of segment revenues to consolidated revenue:

Total Development Division revenue	$153,953		$130,526
Less: sales revenue of unconsolidated partnerships and joint ventures	(8,095)		(6,701)

Consolidated Development Division sales revenue	$145,858		$123,825

Investment
Operating Statements

	For the Three Months Ended March 31,
	2008		2007
Rental revenue	$19,763	100%	$26,595	100%
Property operating expenses	(10,005)	(51%)	(12,817)	(48%)

Net operating income	9,758	49%	13,778	52%

Net gain on sale of real estate	12,813		398
Minority interests in loss of consolidated partnerships and joint ventures	661		—
Mortgage banking income	19		135
General and administrative expenses	(2,366)		(1,871)
Other corporate items	494		214
Impairment charges	(31)		—
Net loss on extinguishment of debt	(1,078)		(8)
Net gain on debt restructuring	956		—
Provision for litigation, settlements, and other claims	(129)		—
Interest expense	(9,827)		(14,719)
Depreciation expense	(4,244)		(5,456)

Income (loss) before income taxes	7,026		(7,529)
Income tax (expense) benefit	(328)		4,420

Net income (loss)	$6,698		$(3,109)